Exhibit 21

MERCK & CO., INC. SUBSIDIARIES
as of 12/31/03

     The following is a list of subsidiaries of the Company, doing business under the name stated.

Country or State
Name	of Incorporation

Abello Farmacia, S.L. [1]	Spain
Algonquin SarL	Luxembourg
AMRAD Pharmaceuticals Pty. Ltd.	Australia
Aventis Pasteur MSD A/S	Denmark
Aventis Pasteur MSD Gestion S.A.[1]	France
Aventis Pasteur MSD GmbH	Austria
Aventis Pasteur MSD GmbH	Germany
Aventis Pasteur MSD Ltd.	Great Britain
Aventis Pasteur MSD Ltd.	Ireland
Aventis Pasteur MSD N.V./S.A.	Belgium
Aventis Pasteur MSD S.A.	Spain
Aventis Pasteur MSD S.p.A.	Italy
Aventis Pasteur MSD SNC[1]	France
Banyu Pharmaceutical Company, Ltd.	Japan
Banyu-A.S.C. Co., Ltd.	Japan
Blue Jay Investments C.V.	Netherlands
BRC Ltd	Bermuda
British United Turkeys Limited	Great Britain
Centra Medicamenta OTC SpA[1]	Italy
Charles E. Frosst (New Zealand) Ltd	New Zealand
Charles E. Frosst (U.K.) Limited	Great Britain
Chibret A/S	Denmark
Chibret Pharmazeutische GmbH	Germany
Chippewa Holdings LLC	Delaware
Cloverleaf International Holdings S.A.	Luxembourg
CM Delaware LLC	Delaware
Comsort, Inc.	Delaware
Coordinated Patient Care Scandinavia AS	Norway
Crosswinds B.V.	Netherlands
Dieckmann Arzneimittel GmbH	Germany
European Insurance Risk Excess Limited	Ireland
Farmacox-Companhia Farmaceutica, Lda	Portugal
Farmasix-Produtos Farmaceuticos, Lda	Portugal
Financiere MSD S.A.S	France
Fontelabor-Produtos Farmaceuticos, Lda.	Portugal
Fregenal Holdings S.A.	Panama
Frosst Iberica, S.A.	Spain
Frosst Laboratories, Inc.	Delaware
Frosst Portuguesa - Produtos Farmaceuticos, Lda.	Portugal
Hangzhou MSD Pharmaceutical Company Limited[1]	China

Country or State
Name	of Incorporation

Hawk and Falcon L.L.C.	Delaware
Hubbard ISA LLC	Delaware
Hubbard ISA SAS	France
Infodoc AS1	Norway
Infodoc International AS1	Norway
International Indemnity Ltd.	Bermuda
Istituto Di Richerche Di Biologia Molecolare S.p.A.	Italy
Istituto Gentili S.p.A./Inc.	Italy/Delaware
Johnson & Johnson - Merck Consumer Pharmaceuticals Company[1]	New Jersey
Johnson & Johnson•MSD Consumer Pharmaceuticals Limited[1]	Great Britain
KBI Inc.	Delaware
KBI Sub Inc.	Delaware
KBI-E Inc.	Delaware
KBI-P Inc.	Delaware
Kiinteisto Oy Viistotie 11	Finland
Laboratoires Martin-Johnson & Johnson-MSD S.A.S. [1]	France
Laboratoires Merck Sharp & Dohme-Chibret SNC	France
Laboratorios Abello, S.A.	Spain
Laboratorios Biopat, S.A.	Spain
Laboratorios Chibret, S.A.	Spain
Laboratorios Frosst, S.A.	Spain
Laboratorios Neurogard, S.A.	Spain
Laboratorios Quimico-Farmaceuticos Chibret, Lda.	Portugal
Maple Leaf Holdings SRL	Barbados
MCM Vaccine Co. [1]	Pennsylvania
Medco de Mexico Managed Care S. de R.L. de C.V.	Mexico
Medco Holdings S. de R.L. de C.V.	Mexico
Medco Managed Care S.L.	Spain
Medco Servicios de Mexico, S. de R.L. de C.V.	Mexico
Merck and Company, Incorporated	Delaware
Merck Borinquen Holdings, Inc.	Delaware
Merck Capital Resources, Inc.	Delaware
Merck Capital Ventures, LLC	Delaware
Merck Cardiovascular Health Company	Nevada
Merck Enterprises Canada, Ltd.	Canada
Merck Finance Co., Inc.	Delaware
Merck Foreign Sales Corporation Ltd.	Bermuda
Merck Frosst Canada & Co.	Canada
Merck Frosst Canada Ltd.	Canada
Merck Hamilton, Inc.	California
Merck Holdings II Corp.	Delaware
Merck Holdings, Inc.	Delaware
Merck Institute for Vaccinology	Delaware
Merck Investment Co., Inc.	Delaware
Merck Liability Management Company	Delaware
Merck LMC Cash Management (Bermuda) Ltd.	Bermuda
Merck LMC Cash Management, Inc.	Delaware
Merck Resource Management, Inc.	Delaware

Country or State
Name	of Incorporation

Merck Respiratory Health Company	Nevada
Merck SH Inc.	Delaware
Merck Sharp & Dohme	France
Merck Sharp & Dohme - Lebanon S.A.L.	Lebanon
Merck Sharp & Dohme (Argentina) Inc.	Delaware
Merck Sharp & Dohme (Asia) Limited	Hong Kong
Merck Sharp & Dohme (Australia) Pty. Limited	Australia
Merck Sharp & Dohme (China) Limited	Hong Kong
Merck Sharp & Dohme (Europe) Inc.	Delaware
Merck Sharp & Dohme (Holdings) Limited	Great Britain
Merck Sharp & Dohme (I.A.) Corp.	Delaware
Merck Sharp & Dohme (International) Limited	Bermuda
Merck Sharp & Dohme (Ireland) Ltd.	Bermuda
Merck Sharp & Dohme (Israel - 1996) Company Ltd.	Israel
Merck Sharp & Dohme (Italia) S.p.A.	Italy
Merck Sharp & Dohme (Middle East) Limited	Cyprus
Merck Sharp & Dohme (New Zealand) Limited	New Zealand
Merck Sharp & Dohme (Panama) S.A.	Panama
Merck Sharp & Dohme (Philippines) Inc.	Philippines
Merck Sharp & Dohme (Puerto Rico) Ltd.	Bermuda
Merck Sharp & Dohme (Singapore) Ltd.	Bermuda
Merck Sharp & Dohme (Sweden) A.B.	Sweden
Merck Sharp & Dohme Asia Pacific Services Pte Ltd.	Singapore
Merck Sharp & Dohme B.V.	Netherlands
Merck Sharp & Dohme Chibret A.G.	Switzerland
Merck Sharp & Dohme d.o.o.	Croatia
Merck Sharp & Dohme de Espana, S.A.	Spain
Merck Sharp & Dohme de Mexico, S.A. de C.V.	Mexico
Merck Sharp & Dohme de Venezuela S.R.L.	Venezuela
Merck Sharp & Dohme Farmaceutica Ltda.	Brazil
Merck Sharp & Dohme Finance Europe Limited	Great Britain
Merck Sharp & Dohme GmbH	Austria
Merck Sharp & Dohme Holdings de Mexico, S.A. de C.V.	Mexico
Merck Sharp & Dohme IDEA, Inc.	Switzerland
Merck Sharp & Dohme Industria Quimica e Veterinaria Limitada	Brazil
Merck Sharp & Dohme inovativna zdravila d.o.o.	Slovenia
Merck Sharp & Dohme International Services B.V.	Netherlands
Merck Sharp & Dohme Ireland (Human Health) Ltd	Ireland
Merck Sharp & Dohme Ísland hf	Iceland
Merck Sharp & Dohme L.L.C.	Russian Federation
Merck Sharp & Dohme Limited	Great Britain
Merck Sharp & Dohme of Pakistan Limited	Pakistan
Merck Sharp & Dohme Overseas Finance N.V.	Neth. Antilles
Merck Sharp & Dohme Peru SRL	Peru
Merck Sharp & Dohme Quimica de Puerto Rico, Inc.	Delaware
Merck Sharp & Dohme S. de R.L. de C.V.	Mexico
Merck Sharp & Dohme S.A.	Morocco
Merck Sharp & Dohme Tunisie Sarl	Tunisia

Country or State
Name	of Incorporation

Merck Sharp & Dohme, Limitada	Portugal
Merck Sharp Dohme Ilaclari Limited Sirketi	Turkey
Merck Technology (U.S.) Company, Inc.	Nevada
Merck Ventures, Inc.	Delaware
Merial Animal Health Ltd	Great Britain
Merial GmbH	Germany
Merial Japan Ltd	Japan
Merial Inc.	Delaware
Merial Italia SpA	Italy
Merial Laboratorios SA	Spain
Merial Limited/LLC[1]	Great Britain/Delaware
Merial SAS	France
MSD (Japan) Co., Ltd.	Japan
MSD (Nippon Holdings) BV	Netherlands
MSD (Norge) A/S	Norway
MSD (Proprietary) Limited	South Africa
MSD (Thailand) Ltd.	Thailand
MSD Chibropharm GmbH	Germany
MSD Finance, B.V.	Netherlands
MSD International Holdings, Inc.	Delaware
MSD Ireland (Holdings) S.A.	Luxembourg
MSD Ireland (Investment) Ltd.	Bermuda
MSD Korea Ltd.	Korea/Delaware
MSD Lakemedel (Scandinavia) Aktiebolog	Sweden
MSD Latin America Services Ltd.	Bermuda
MSD Magyarország Kereskedelmi és Szolgáltató Kft	Hungary
MSD Overseas Manufacturing Co. (Ireland)	Ireland
MSD Overseas Manufacturing Co.	Bermuda
MSD Pembroke Ltd.	Bermuda
MSD Polska Sp z.o.o.	Poland
MSD Sharp & Dohme GmbH	Germany
MSD Somerset Ltd.	Bermuda
MSD Technology Singapore Pte. Ltd.	Singapore
MSD Technology, L.P.	Delaware
MSD Unterstutzungskasse GmbH	Germany
MSD Ventures Singapore Pte. Ltd.	Singapore
MSD Warwick (Manufacturing) Ltd.	Bermuda
MSD-Essex GmbH	Switzerland
MSD-SP Ltd.	Great Britain
MSP Distribution Services (C) LLC[1]	Nevada
MSP Distribution Services (R) LLC[1]	Nevada
MSP Marketing Services (C) LLC[1]	Nevada
MSP Marketing Services (R) LLC[1]	Nevada
MSP Singapore Company, LLC[1]	Delaware
MSP Singapore-Sub, LLC	Delaware
MSP Technology (U.S.) Company, LLC[1]	Delaware
Neopharmed S.p.A.	Italy
Nippon Merck-Banyu Co., Ltd.	Japan

Country or State
Name	of Incorporation

Pasteur Vaccins S.A.	France
Readington Holdings, Inc.	New Jersey
Readington Investments, Inc.	New Jersey
Rosetta Inpharmatics LLC	Delaware
Ruskin Limited	Bermuda
Sharp & Dohme, S.A.	Spain
STELLARx, Inc.	Nevada
Suomen MSD Oy	Finland
TELERx Marketing Inc.	Pennsylvania
The MSD Foundation Limited	Great Britain
Thomas Morson & Son Limited	Great Britain
Tradewinds Manufacturing SRL	Barbados
Transrow Manufacturing Ltd. [1]	Bermuda
UAB Merck Sharp & Dohme	Lithuania
Varipharm Arzneimittel GmbH	Germany
Woelm Pharma GmbH & Co. Arzneimittelvertrieb OHG[1]	Germany
Woelm Pharma GmbH & Co. OHG[1]	Germany
Woelm Pharma Verwaltungs GmbH[1]	Germany

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